Exhibit 99.1

Silo Pharma Announces Uplisting to Nasdaq Capital Market and Pricing of $5 Million Public Offering of Common Stock

Silo Pharma common stock to begin trading on Nasdaq Tuesday, September 27, 2022, under the symbol “SILO”

ENGLEWOOD CLIFFS, NJ – Sept. 27, 2022 (GLOBE NEWSWIRE) -- Silo Pharma, Inc. (Nasdaq: SILO) (formerly OTCQB: SILO), a developmental stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research, today announced pricing of an underwritten public offering of 1,000,000 shares of its common stock at a price to the public of $5.00 per share.

The gross proceeds to Silo Pharma from this offering are expected to be $5,000,000, before deducting the underwriting discount and other estimated offering expenses payable by Silo Pharma. Silo Pharma intends to use the net proceeds from the offering for product development, marketing, and working capital and general corporate purposes. A portion of the proceeds may also be used for acquisitions of complementary businesses, technologies, or other assets.

As a result of the offering, the Company’s common stock will become listed on the Nasdaq Capital Market and will trade under the ticker symbol “SILO” beginning September 27, 2022. The offering is expected to close on or about September 29, 2022, subject to customary closing conditions. In addition, the Company has granted a 45-day option to the underwriter to purchase up to an additional 150,000 shares of common stock at the public offering price, less the underwriting discount, to cover over-allotments, if any.

Laidlaw & Company (UK) Ltd. is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-261532) relating to the public offering of the shares of common stock described above was previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on September 15, 2022. The final prospectus will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus, when available, may be obtained from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept.; email: syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. This offering is being made only by means of the prospectus.

About Silo Pharma

Silo Pharma. Inc. is a development-stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research for people suffering from indications such as PTSD, Alzheimer’s, and other rare neurological disorders. Silo’s mission is to identify assets to license and fund the research which we believe will be transformative to the well-being of patients and the healthcare industry. For more information, visit www.silopharma.com

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's proposed Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company's registration statement and in its other filings with the SEC.

Contact

800-705-0120

investors@silopharma.com